UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Independent Director

On November 12, 2021, the Board of Directors (the “Board”) of Oxbridge Re Holdings Limited (the “Company”) appointed Ms. Lesley Thompson, effective immediately, to serve as a director on the boards of the Company and Oxbridge Reinsurance Limited (“OxRe”). Ms. Thompson appointment was made to fill the vacancy resulting from Dr. Mayur Patel’s resignation in June 2021 and she was appointed for a term that ends at the 2022 annual meeting of stockholders.

Ms. Thompson currently serves as the Managing Director of Willis Towers Watson Management (Cayman) Ltd. (“Willis Cayman”) since March 2020. Willis Cayman is part of the Willis Towers Watson group (NASDAQ: WLTW). Ms. Thompson is responsible for the strategy and leadership of Willis Cayman providing insurance management and brokerage services to its client. Ms. Thompson also provides independent director services to insurance and structured finance companies administered by other service providers. Ms. Thompson previously served as Vice President of Maples Fiduciary Services (Cayman) Limited from February 2016 to March 2020 where she headed the insurance management services and provided independent director services to insurance and structured finance companies. From January 2000 to January 2016, Ms. Thompson held senior roles of Assistant Vice President, Assistant Manager & Group Vice President at Aon Insurance Managers (Bermuda) Ltd., HSBC Financial Services (Cayman) Ltd., Atlas Insurance Management (Cayman) Ltd. and Advantage International Management (Cayman) Ltd. where she led and managed large portfolio of property & casualty and life & annuity companies, including special purpose vehicles, segregated portfolio companies and group captives.

Ms. Thompson is a chartered management accountant, a fellow of captive insurance and holds accredited director designation through the Chartered Governance Institute of Canada. Ms. Thompson brings invaluable experience is insurance, accounting and corporate governance to our boards.  Ms. Thompson will be appointed to serve as a member of the Compensation, Nominating and Corporate Governance, and Underwriting Committees of the Board.

Appointment of New Executive Director

On November 12, 2021, the Board also expanded the size of the Board to five members and appointed Wrendon Timothy, effective immediately, to serve as a director on the boards of Oxbridge Re Holdings Limited and Oxbridge Reinsurance Limited. Mr. Timothy has served as the Chief Financial Officer of the Company and OxRe since July 2013. Mr. Timothy also serves as a director of Oxbridge Re NS, the Company’s wholly owned reinsurance sidecar since December 2017. Mr. Timothy has served as Chief Financial Officer, Director, Secretary and Treasurer of OAC Sponsor Ltd. and Oxbridge Acquisition Corp. (NASDAQ: OXAC) since April 2021.

Compensation arrangement

On November 12, 2021, our Board approved the issuance of 16,000 restricted ordinary shares to Ms. Thompson under a grant agreement made under our 2014 Omnibus Incentive Plan.  The shares are subject to forfeiture upon termination of service and restrictions on transfer.  The shares will vest in increments of 6.25%, commencing on the grant date and continuing on January 1st, April 1st, July 1st, and October 1st of each calendar year through to September 30, 2025.

Item 3.02. Unregistered Sales of Equity Securities.

The above-described issuance of restricted ordinary shares to Ms. Thompson was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Company and the ordinary shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: November 18, 2021	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.

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